Exhibit 99.1

FOR IMMEDIATE RELEASE

BreitBurn Energy Partners L.P. Announces Quicksilver Litigation Update and

Postponement of Its Annual Meeting to 2010

LOS ANGELES, August 31, 2009 — BreitBurn Energy Partners L.P. (NASDAQ:BBEP) today announced an update to the Quicksilver Resources Inc. (“Quicksilver”) litigation and a related amendment to the Limited Partnership Agreement.

On October 31, 2008, Quicksilver filed a lawsuit against the Partnership and other persons and entities, including several Directors of the Partnership. One of Quicksilver’s primary claims is that the amendment to the Limited Partnership Agreement, which was adopted by the Board of Director’s of the Partnership’s general partner in June of 2008, was not validly adopted. This amendment provides the limited partners with the new right to nominate and elect members of the Board of Directors of the Partnership’s general partner, with two seats on the Board of Directors originally scheduled for election in 2009.

As part of its lawsuit, Quicksilver requested a hearing for a temporary injunction seeking to stop the election, among other things. This hearing was originally scheduled in April 2009, but was subsequently taken off the Court’s calendar and the parties agreed with the Court to reschedule a hearing for a permanent injunction on this issue in late September of 2009. The Partnership agreed to schedule the Director election on November 30, 2009 with nominations for the two Director seats to be made during September.

Due to ongoing discovery issues, however, the hearing has been postponed from September of 2009 to a currently undetermined future date. Therefore, the dates for the Director nominations and election will need to be postponed and will be determined at a later time. The election is not expected to occur during 2009. In order to accommodate the revised court schedule, the Board of Directors has adopted an amendment to the Limited Partnership Agreement that provides flexibility in the scheduling of the nomination period. Public announcement of the revised nomination period and annual meeting dates will be provided in the future. Additional information regarding the details of the amendment can be found in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission.

The Partnership continues to vigorously defend the lawsuit and believes that the allegations in the lawsuit are without merit.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. These producing and non-producing crude oil and natural gas reserves are located in Northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Relevant to Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership’s operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “expects,” “future,” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to Court schedules and calendars, litigation uncertainties and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Gloria Chu

Investor Relations

(213) 225-5900 x210

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